SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 Current Report

                                 --------------

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


         Date of Report (Date of earliest event reported): May 14, 1998

                            ------------------------


                           SOS Staffing Services, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)




           Utah                        0-26094                   87-0295503 .
           ----                        -------                   ------------
(State or other jurisdiction     (Commission File No.)          (IRS Employer
  of incorporation)                                          Identification No.)




                             1415 South Main Street
                             ----------------------
                          Salt Lake City, Utah 84115 .
          (Address of principal executive offices, including zip code)




                                (801) 484-4400 .
                                ----------------
              (Registrant's telephone number, including area code)

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----
Item 2. Acquisition or Disposition of Assets                          3
        ------------------------------------


Item 7.  Financial Statements and Exhibits                            4
         ---------------------------------


SIGNATURES                                                            5

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

         SOS Staffing Services, Inc. (the "Company") is reporting the following two separate and independent acquisitions as required pursuant to the Securities Exchange Act of 1934:

         Acquisition of Aquas, Inc.
         --------------------------

         Pursuant to an agreement entered into on May 14, 1998 to be effective April 1, 1998, the Company completed the acquisition of substantially all of the assets of Aquas, Inc. ("Aquas"). Aquas is engaged in providing temporary technology staffing specializing in Internet development, network technologies and database development in the area commonly referred to as Silicon Valley, California. The assets purchased from Aquas consist principally of office furniture and equipment and goodwill used in Aquas' information technology staffing business. The Company intends to use all such assets to continue and expand its information technology staffing business.

         The purchase price for the Aquas assets was $5.0 million in cash plus future earnouts not to exceed an additional $9.9 million based on profitability. In connection with the purchase, the Company assumed a real property lease, certain contracts, and entered into non-competition agreements with the former principals of Aquas. The Company also entered into employment agreements with certain former principals of Aquas. The purchase price for the assets and business was determined in arms-length negotiations conducted by principals of the Company and representatives of Aquas. There was no material relationship between the owners of Aquas and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. The initial purchase price for the Aquas assets was funded through borrowings against the Company's credit facility. The Company presently anticipates that the future earnout payments will be funded from the additional revenues generated by the acquisition coupled with cash flows from normal Company operations.

         Acquisition of Abacab Software, Inc.
         ------------------------------------

         Pursuant to an agreement entered into on May 21, 1998 to be effective May 1, 1998, the Company completed the acquisition of substantially all of the assets of Abacab Software, Inc. ("Abacab"). Abacab is engaged in providing specialized, high-level information technology temporary staffing solutions to client server, database and Internet technologies and conducts business operations in Cupertino, California. The assets purchased from Abacab consist principally of office furniture and equipment, accounts receivable, customer lists, employee lists, and goodwill used in Abacab's information technology staffing business. The Company intends to use all such assets to continue and expand its information technology staffing business.

         The purchase price for the Abacab assets was $6.0 million in cash plus future earnouts not to exceed an additional $8.9 million based on profitability. In connection with the purchase, the Company assumed real property leases, certain contracts, and entered into employment and non-competition agreements with the previous owner of Abacab. The purchase price for the assets and business was determined in arms-length negotiations conducted by principals of the Company and the owner of Abacab. There was no material relationship between the owner of Abacab and the Company, or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. The initial purchase price for the Abacab assets was funded through borrowings against the Company's credit facility. The Company presently anticipates that the future earnout payments will be funded from the additional revenues generated by the acquisition coupled with cash flows from normal Company operations.

Item 7. Financial Statements and Exhibits
        ---------------------------------

         (a)   Financial statements of business acquired
                  Not applicable

         (b)   Pro forma financial information
                  Not applicable

         (c)   Exhibits

                  2.1 Acquisition agreements (Acquisition agreements relating to the transactions described in this Report were unavailable at the time of filing this Report, but will be filed as exhibits to an Amendment to this Report on Form 8-K/A when the agreements are received by the Company).

                  99.1  Press Release dated May 26, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereto duly authorized.




                                                    SOS STAFING SERVICES, INC.


                                                    \S\ Gary B. Crook
                                                    -----------------
                                                    Gary B. Crook
                                                    Executive Vice President and
                                                    Chief Financial Officer

Date: May 28, 1998